SECURITIES AND EXCHANGE COMMISSION

                           Washington, D.C. 20549

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                                  FORM 8-K

                               CURRENT REPORT

   Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 11, 2000 (April 26, 2000)


                     Landry's Seafood Restaurants, Inc.
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           (Exact name of registrant as specified in its charter)


    Delaware                 000-22150            74-0405386
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    (State or other         (Commission        (IRS Employer
    jurisdiction of         File Number)       Identification No.
     incorporation)


           1400 Post Oak Blvd., Suite 1010, Houston, Texas 77056
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            (Address of principal executive offices) (Zip Code)


                               (713) 850-1010
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            (Registrant's telephone number, including area code)




                     Landry's Seafood Restaurants, Inc.
                         Current Report on Form 8-K

 Item 2.   Acquisition or Disposition of Assets

      As previously announced, on April 26, 2000, Landry's Seafood Restaurants, Inc. ("Landry's") entered into an agreement with Rainforest Cafe, Inc. ("Rainforest") which terminated the Agreement and Plan of Merger, dated as of February 9, 2000, by and among Landry's, LSR
 Acquisition Corp. and Rainforest (the "Merger Agreement"). In accordance with the terms of the stockholder agreements entered into between Landry's and each of Lyle Berman and Steven Schussler and the terms of the employee termination, consulting and non-competition agreements entered into between Landry's and each of Lyle Berman, Steven Schussler, Kenneth Brimmer and Ercument Ucan, each such agreement automatically terminated at the time the Merger Agreement terminated. Consequently, Landry's has no further rights (voting, dispositive or otherwise) with respect to Messrs. Berman's and Schussler's shares of Rainforest capital stock which had been subject to the aforementioned stockholder agreements.

 Item 7.  Financial Statements and Exhibits.

      c.   Exhibits

           Exhibit No.              Description
           -----------              -----------

           2.01 Termination Agreement, dated as of April 26, 2000, by and among Landry's Seafood Restaurants, Inc., LSR Acquisition Corp. and Rainforest Cafe, Inc.

           99.1                Press Release of Landry's Seafood
                               Restaurants, Inc. dated April 26, 2000


                                 SIGNATURE

           Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned's duly authorized signatory.

 Dated: May 11, 2000


                        LANDRY'S SEAFOOD RESTAURANTS, INC.



                        By: /s/ Tilman J. Fertitta
                            ---------------------------------
                        Name:  Tilman J. Fertitta
                        Title: President and Chief Executive
                                 Officer




                               EXHIBIT INDEX



 Exhibit No.         Description
 -----------         -----------

 2.01 Termination Agreement, dated as of April 26, 2000, by and among Landry's Seafood Restaurants, Inc., LSR Acquisition Corp. and Rainforest Cafe, Inc.

 99.1           Press Release of Landry's Seafood Restaurants, Inc. dated
                April 26, 2000